UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2013

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On October 1, 2013 (the “Effective Date”), Verizon Communications Inc. (“Verizon”) entered into a $12.0 billion Term Loan Credit Agreement (the “Term Loan Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (“JPM”), and the lenders named therein. The Term Loan Credit Agreement provides Verizon with the ability to borrow up to $12.0 billion to finance, in part, Verizon’s previously announced acquisition of the indirect 45% interest of Vodafone Group Plc (“Vodafone”) in Cellco Partnership d/b/a Verizon Wireless (the “Partnership”) pursuant to the stock purchase agreement (as amended from time to time, the “Stock Purchase Agreement”) entered into on September 2, 2013 among Verizon, Vodafone and Vodafone 4 Limited (the “Wireless Transaction”) and to pay related fees and expenses. The loans under the Term Loan Credit Agreement are available during the period (the “Availability Period”) beginning on the Effective Date and ending on the earliest of (i) September 2, 2014, (ii) the date immediately following the consummation of the Wireless Transaction, (iii) the termination of the Stock Purchase Agreement and (iv) the termination in full of the commitments pursuant to the Term Loan Credit Agreement. The availability of the loans under the Term Loan Credit Agreement, which have not yet been funded, is subject to the satisfaction (or waiver) of the conditions set forth therein. The date on which such conditions are satisfied (or waived in accordance with the Term Loan Credit Agreement) is the “Funding Date.” The loans under the Term Loan Credit Agreement are to be made in a single borrowing on the Funding Date. 50% of the loans under the Term Loan Credit Agreement have a maturity of three years (the “3-Year Loans”), and 50% of the loans under the Term Loan Credit Agreement have a maturity of five years (the “5-Year Loans”). The 5-Year Loans will amortize in an amount equal to (i) 5.0% of the original principal amount of the 5-Year Loans on each of the dates that are three, six, nine and twelve months after the third anniversary of the Funding Date and (ii) 12.5% of the original principal amount of the 5-Year Loans on each of the dates that are three, six and nine months after the fourth anniversary of the Funding Date. Any borrowing under the Term Loan Credit Agreement will be allocated on a pro rata basis between the 3-Year Loans and the 5-Year Loans.

Certain of the lenders under the Term Loan Credit Agreement and their affiliates have performed commercial banking, investment banking or advisory services for Verizon from time to time for which they have received customary fees and reimbursement of expenses. These lenders and their affiliates may, from time to time, engage in transactions with and perform services for Verizon in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses. In addition, some of the lenders under the Term Loan Credit Agreement are lenders, and in some cases agents or managers for the lenders, under other debt facilities through which Verizon may obtain funding.

Interest Rate and Fees

The loans under the Term Loan Credit Agreement will bear interest at a rate equal to, at the option of Verizon, (i) the base rate (defined as the greater of the rate JPM announces publicly as its “prime rate” or the federal funds rate plus 0.50%, subject to a floor of LIBOR plus 1.00%) or (ii) LIBOR, in each case plus a margin to be determined by reference to Verizon’s credit ratings. For 3-Year Loans, the margin ranges from 0.125% to 0.875% in the case of base rate loans and 1.125% to 1.875% in the case of LIBOR loans. For 5-Year Loans, the margin ranges from 0.25% to 1.00% in the case of base rate loans and 1.25% to 2.00% in the case of LIBOR loans.

Verizon will pay a commitment fee on the daily actual unused commitment of each lender for the period from and including the Effective Date through the date on which the commitments are terminated. This fee accrues at a rate equal to 0.10% per annum.

Covenants and Events of Default

The Term Loan Credit Agreement contains certain negative covenants, including a negative pledge covenant, a merger or similar transaction covenant and an accounting changes covenant, and affirmative covenants and events of default that are customary for companies maintaining an investment grade credit rating. An event of default may result in the acceleration of any outstanding loans under the Term Loan Credit Agreement, as applicable. In addition, the Term Loan Credit Agreement requires Verizon to maintain a Leverage Ratio (as such term is defined in the Term Loan Credit Agreement) not in excess of 3.50:1.00, until Verizon’s credit ratings reach a certain level.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

The Term Loan Credit Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or provide any other factual information, about Verizon or the Partnership or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Term Loan Credit Agreement are made only for purposes of such agreement and are as of specific dates; are solely for the benefit of the parties thereto (except as specifically set forth therein); may be subject to limitations agreed upon by the parties thereto, instead of establishing these matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Verizon or the Partnership or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Term Loan Credit Agreement, which subsequent information may or may not be fully reflected in Verizon’s public disclosures or public disclosures concerning the Partnership.

Item 1.02.	Termination of a Material Definitive Agreement.

Upon the entry into the Term Loan Credit Agreement, the previously disclosed Bridge Credit Agreement that Verizon entered into on September 2, 2013 with JPM, as administrative agent, and the lenders named therein was terminated in accordance with its terms.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of October 1, 2013, among Verizon Communications Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

ADVERTISEMENT

This communication is deemed an advertisement for the purposes of the U.K. prospectus rules and is not a prospectus or a prospectus equivalent document. Any decision to subscribe for, purchase, otherwise acquire, sell or otherwise dispose of any Verizon Communications Inc. shares must be made only on the basis of the information contained in and incorporated by reference into the prospectus expected to be published by Verizon in connection with the proposed transaction with Vodafone Group Plc. Copies of the prospectus will be available from Verizon’s registered offices and on Verizon’s website at www.verizon.com/investor.

FORWARD-LOOKING STATEMENTS

This communication contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: failure to obtain, in a timely manner or otherwise, applicable regulatory or shareholder approvals in connection with our proposed transaction with Vodafone; failure to satisfy other closing conditions to our proposed transaction with Vodafone or events giving rise to termination of the transaction agreement; adverse conditions in the U.S. and international economies; competition in our markets; material changes in available technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environments in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or significant litigation and any resulting financial impact not covered by insurance; significantly increased levels of indebtedness as a result of our proposed transaction with Vodafone; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of financing; changes in our accounting assumptions that regulatory agencies, including the Securities and Exchange Commission (the “SEC”), may require or that result from changes in the accounting rules or their application, which could affect earnings; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies. The foregoing list of factors is not exhaustive and there can be no assurance that our proposed transaction with Vodafone will in fact be consummated. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Verizon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC and those described in Vodafone’s Annual Reports, Reports of Foreign Private Issuer and other documents filed from time to time with the SEC. Except as required under applicable law, the parties do not assume any obligation to update these forward-looking statements.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or pursuant to an exemption from the registration requirements thereof.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Verizon Communications Inc. will file with the SEC a registration statement on Form S-4 containing a prospectus with respect to the Verizon securities to be offered in the proposed transaction with Vodafone (the “prospectus”) and a proxy statement (the “proxy statement”) with respect to the special meeting of the Verizon shareholders in connection with the proposed transaction. VODAFONE SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROSPECTUS AND VERIZON SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT, EACH TOGETHER WITH OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the prospectus, the proxy statement and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the prospectus, the proxy statement and other documents filed with the SEC by Verizon by contacting Verizon’s Assistant Corporate Secretary, Verizon Communications Inc., 140 West Street, 29th Floor, New York, New York 10007. These materials are also available on Verizon’s website at www.verizon.com/investor.

PARTICIPANTS IN THE SOLICITATION

Verizon, Vodafone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Verizon in respect of the proposed transaction contemplated by the proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of Verizon in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding Verizon’s directors and executive officers is contained in Verizon’s Annual Report on Form 10-K for the year ended December 31, 2012 and its Proxy Statement on Schedule 14A, dated March 18, 2013, which are filed with the SEC. Information regarding Vodafone’s directors and executive officers is contained in Vodafone’s Annual Report on Form 20-F for the year ended December 31, 2012, which is filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2013	/s/ William L. Horton, Jr.

Name: William L. Horton, Jr. Title: Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of October 1, 2013, among Verizon Communications Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.